EXECUTION COPY


                             LETTER AMENDMENT NO. 3


                                                  Dated as of November 28, 1997

   To the banks, financial institutions
      and other institutional lenders
      (collectively, the "Banks") parties
      to the Loan Agreement referred to
      below and to Citibank, N.A., as agent
      (the "Agent") for the Banks


Ladies and Gentlemen:

     We refer to the Amended and Restated Loan Agreement dated as of April 11, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "Loan Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Loan Agreement.

     The Loan Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:


                  (a) Section 1.01 is amended by replacing ", whether actual or implied, of the commercial paper" in the definition of "Applicable LIBO Rate" with "of the senior unsecured long-term debt", and by replacing the table in that section with the following table:

      "Senior Unsecured
          Long-Term               Applicable             Applicable
             Rating             LIBO Margin              Commitment
         S&P/Moody's                 Rate                 Fee Rate
     -------------------      -----------------        ------------
           A-/A3                     0.325%                0.10%
           BBB/Baa2                  0.375%                0.15%
           BBB-/Baa3                 0.55%                 0.2125%

           BB+/Ba1                   1.00%                 0.375%
      Lower than BB+/Ba1
        or not rated                 1.25%                 0.50%"

                  (b) Section 6.01(a) is amended by replacing the ratio ".55:1" in clause (ii) with the ratio ".58:1", and by replacing the period at the end of clause (iii) with the following:



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                          "; (iv)  during  the  fourth  quarter of the fiscal
                        year  ending  May  31,  1998,  the  Borrowers   shall
                        maintain a Consolidated Debt Ratio of not more than .55:1;

                        (v) during the first quarter of the fiscal year ending May 31, 1999, the Borrowers shall maintain a Consolidated Debt Ratio of not more than .58:1; and

                        (vi) during the second quarter of the fiscal year ending May 31, 1999, the Borrowers shall maintain a Consolidated Debt Ratio of not more than .58:1."

                  (c)   Section 6.01(b) is amended as follows:

                        (i) Clause (v) of the proviso to Section 6.01(b) is amended by removing the word "and" at the end thereof and by replacing the ratio "3.10:1" with the ratio "2.50:1".

                        (ii) Clause (vi) of the proviso to Section 6.01(b) is amended by replacing the period at the end thereof with a semi-colon and by replacing the ratio "3.25:1" with the ratio "2.50:1".

                        (iii) Section 6.01(b) is further amended by adding the following to the end of clause (vi) of the proviso thereof:

                                 "(vii)  during  the  fourth  quarter  of the
                                 fiscal  year  ending  May  31,   1998,   the
                                 Borrower   shall   maintain  a  Consolidated
                                 Interest Coverage Ratio of not less than 3.50:1;

                                 (viii)  during  the  first  quarter  of  the
                                 fiscal  year  ending  May  31,   1999,   the
                                 Borrower   shall   maintain  a  Consolidated
                                 Interest Coverage Ratio of not less than 3.50:1; and

                                 (ix) during the second quarter of the fiscal year ending May 31, 1999, the Borrower shall maintain a Consolidated Interest Coverage Ratio of not less than 3.50:1."

                  (d) Section 6.03(b)(ii) is amended by replacing the date "May 31, 1998" with the date "May 31, 2000."

     This Letter Amendment shall become effective as of the date first above written when, and only when, on or before November 28, 1997, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Majority Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Letter Amendment PROVIDED, HOWEVER, that part (a) of this Letter Amendment shall only become effective when the Agent shall have received counterparts of this Letter Amendment executed by all of the Banks, or as to any of the Banks, advice




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                                        3

satisfactory to the Agent that such Bank has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 8.11 of the Loan Agreement.

     On the effective date of this Letter Amendment, the undersigned shall pay to the Agent for the account of each Bank executing this Letter Amendment on or before the date hereof (the "Signing Banks") an amendment fee of eight basis points on each Signing Bank's Commitment.

     On and after the effectiveness of this Letter Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the Notes and each of the other Loan Instruments to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Letter Amendment.

     The Loan Agreement, the Notes and each of the other Loan Instruments, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Instruments, nor constitute a waiver of any provision of any of the Loan Instruments.

     If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least three counterparts of this Letter Amendment to Citibank, N.A., 399 Park Avenue, New York, NY 10043, Attn: Mr. Dale Goncher.

     This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

     This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                     Very truly yours,


                                                     SCHOLASTIC CORPORATION


                                                     By: /s/
                                                         ----------------------
                                                         Name:
                                                         Title:





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                                                   SCHOLASTIC INC.


                                                   By: /s/
                                                       ------------------------
                                                       Name:
                                                       Title:


Agreed as of the date first above written:

CITIBANK, N.A., as Agent


By: /s/
    ------------------------
    Name:
    Title:


BANKS
-----
CITIBANK, N.A.


By: /s/
    ------------------------
    Name:
    Title:


THE CHASE MANHATTAN BANK, N.A.


By: /s/
    ------------------------
    Name:
    Title:


BANK OF BOSTON, N.A. (formerly known as
The First National Bank of Boston)


By: /s/
    ------------------------
    Name:
    Title:





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MARINE MIDLAND BANK


By: /s/
    ------------------------
    Name:
    Title:



UNITED JERSEY BANK


By: /s/
    ------------------------
    Name:
    Title: